                                                               Exhibit 11.1
                                                               Page 1 of 2


                        CONTINENTAL AIRLINES, INC.
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
             (In thousands of dollars, except per share data)


                                 Three Months             Six Months
                                Ended June 30,          Ended June 30,
                              1995        1994        1995        1994
Primary:
Weighted average shares
 outstanding. . . . . . .  25,687,936  25,522,568  25,638,977  25,522,568
Dilutive effect of
 oustanding stock
 options, warrants and
 restricted stock grants
 (as determined by the
 application of the
 treasury stock method) .   9,326,761           -   9,343,411           -

Weighted average number
 of common shares out-
 standing, as adjusted. .  35,014,697  25,522,568  34,982,388  25,522,568

Income (loss) applicable
 to common shares . . . .  $  100,436  $  (50,366) $   68,766  $ (123,312)
Add interest expense
 associated with the
 assumed reduction of
 borrowings, net of
 federal income tax
 effect . . . . . . . . .       5,321           -      11,940           -

Income (loss), as
 adjusted . . . . . . . .  $  105,757  $  (50,366) $   80,706  $ (123,312)

Per share amount. . . . .  $     3.02  $    (1.97) $     2.31  $    (4.83)


                                                               Exhibit 11.1
                                                               Page 2 of 2


                        CONTINENTAL AIRLINES, INC.
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
             (In thousands of dollars, except per share data)


                                 Three Months             Six Months
                                Ended June 30,          Ended June 30,
                              1995        1994        1995        1994
Fully diluted:
Weighted average shares
 outstanding. . . . . . .  25,687,936  25,522,568  25,638,977  25,522,568
Dilutive effect of
 oustanding stock
 options, warrants and
 restricted stock grants
 (as determined by the
 application of the
 treasury stock method) .   9,326,761           -   9,343,411           -

Weighted average number
 of common shares out-
 standing, as adjusted. .  35,014,697  25,522,568  34,982,388  25,522,568

Income (loss) applicable
 to common shares . . . .  $  100,436  $  (50,366) $   68,766  $ (123,312)
Add interest expense
 associated with the
 assumed reduction of
 borrowings, net of
 federal income tax
 effect . . . . . . . . .       4,175           -       8,395           -

Income (loss), as
 adjusted . . . . . . . .  $  104,611  $  (50,366) $   77,161  $ (123,312)

Per share amount. . . . .  $     2.99  $    (1.97) $     2.21  $    (4.83)